Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
ZIM Integrated Shipping Services Ltd.:

We consent to the incorporation by reference in the registration statements (Nos. 333-252619 and 333-263390) on Form S-8 of our reports dated March 13, 2023, with respect to the consolidated financial statements of ZIM Integrated Shipping Services Ltd. and the effectiveness of internal control over financial reporting.

/s/ Somekh Chaikin
Somekh Chaikin
Member Firm of KPMG International
Haifa, Israel
March 13, 2023